                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
                                                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to 14a-11(c) or 14a-12

                                Schering-Plough
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 23, 1996
                               ------------------

     The Annual Meeting of Shareholders of Schering-Plough Corporation (the "Corporation") will be held at the offices of the Corporation, Galloping Hill Road, Kenilworth, New Jersey, on Tuesday, April 23, 1996, at 2:00 p.m. to:

          (1) Elect four directors for terms of three years and two directors for terms of one year;

          (2) Act upon the ratification of the designation of Deloitte & Touche LLP to audit the books and accounts of the Corporation for 1996; and

          (3) Transact such other business as may properly come before the meeting.

     Only holders of record of Common Shares at the close of business on March 1, 1996 will be entitled to vote at the meeting, or any adjournments or postponements thereof.

                                                       WILLIAM J. SILBEY
                                                             Secretary
Madison, New Jersey
March 22, 1996

                                   IMPORTANT

     IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

                          Schering-Plough Corporation
                               One Giralda Farms
                         Madison, New Jersey 07940-1000

                                                                  March 22, 1996

                               ------------------
                                PROXY STATEMENT
                               ------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Schering-Plough Corporation (the "Corporation") for use at its Annual Meeting of Shareholders on April 23, 1996 and any adjournments or postponements thereof. Shares represented at the meeting by the enclosed proxy will be voted in accordance with any directions noted thereon. A shareholder giving a proxy may revoke it before it is voted by giving written notice of such revocation to the Secretary of the Corporation. Submission of a later dated proxy will revoke any earlier dated proxy. Attendance at the Annual Meeting by a shareholder who has given a proxy will not have the effect of revoking it unless the shareholder gives written notice of revocation to the Secretary before the proxy is voted or votes the shares subject to the proxy by written ballot.

     As of January 31, 1996, the Corporation had outstanding and entitled to vote at the Annual Meeting 364,253,452 Common Shares, par value $1 per share ("Common Shares"). Each such share is entitled to one vote, and only holders of record of Common Shares as of the close of business on March 1, 1996 will be entitled to vote at the Annual Meeting.

     The Annual Report of the Corporation for 1995, including financial statements for the year ended December 31, 1995, was mailed commencing on or about March 8, 1996 to all shareholders of record as of the close of business on March 1, 1996. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about March 22, 1996.

                             ELECTION OF DIRECTORS

     PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE MEETING, UNLESS AUTHORITY TO DO SO IS WITHHELD, IN FAVOR OF THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW.

     Pursuant to the Corporation's Certificate of Incorporation, the Board of Directors is divided into three classes, the terms of which expire successively over a three-year period. At each Annual Meeting of Shareholders, successors to directors whose terms expire at that meeting shall be elected for three-year terms. In 1995, the Board of Directors was expanded by two seats and, under New Jersey law, Board members elected to new seats by the Board serve until the next Annual Meeting of Shareholders. Six directors are to be elected at this Annual Meeting of Shareholders, four to hold office for a term of three years expiring at the 1999 Annual Meeting of Shareholders, and two to hold office for a term of one year expiring at the 1997 Annual Meeting of Shareholders, and until successors shall have been elected and qualified. In the event one or more of the named nominees is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable, or, if elected, will decline to serve. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be included in determining the number of votes cast.

     Certain information is given below for each nominee for director, and for each director whose term of office will continue after the Annual Meeting. All of the nominees are presently directors and were previously elected by the shareholders, except Patricia F. Russo and Carl E. Mundy, Jr., who were elected to the Board effective September 1, 1995, and October 1, 1995, respectively.

                             NOMINEES FOR DIRECTOR
                              TERM TO EXPIRE 1997

NOMINEE AND YEAR
  FIRST ELECTED                                PRINCIPAL OCCUPATION
   A DIRECTOR                                 AND OTHER INFORMATION
-----------------    ------------------------------------------------------------------------
-----------------    Retired general and former Commandant of the U.S. Marine Corps. General
     [PHOTO]           Mundy, 60, served as Commandant of the U.S. Marine Corps. from July
-----------------      1991 to July 1995. General Mundy is a director of NationsFund, chairman of the Marine Command and Staff Foundation, a member of the
CARL E. MUNDY, JR.     boards of advisors to the Navy League and to The Citadel, and a member
      1995             of the Council on Foreign Relations.


-----------------    President of AT&T Business Communications Systems (BCS), a division of
     [PHOTO]           AT&T Corp. (communications). Ms. Russo, 43, joined AT&T in 1981 and
-----------------      assumed her current position in 1993. From 1990 to 1993, she was vice president-national sales and service for BCS. She is a director of New
PATRICIA F. RUSSO      Jersey Manufacturers Insurance Company, a member of The Committee of
      1995             200 and participated on the New Jersey Economic Masters Planning
                       Commission.

                             NOMINEES FOR DIRECTOR
                              TERM TO EXPIRE 1999

NOMINEE AND YEAR
  FIRST ELECTED                                PRINCIPAL OCCUPATION
   A DIRECTOR                                 AND OTHER INFORMATION
-----------------    ------------------------------------------------------------------------
-----------------    Chairman and chief executive officer of Deere & Company (a manufacturer
     [PHOTO]           of mobile power machinery and a supplier of financial and health care
-----------------      services). Mr. Becherer, 60, has been associated with Deere & Company since 1962. He was elected president and chief operating officer of
HANS W. BECHERER       Deere & Company in 1987, president and chief executive officer in
      1989             1989, and chairman and chief executive officer in May 1990. Mr.
                       Becherer is a member of the board of directors of AlliedSignal Inc., and a member of the Chase Manhattan Bank International Advisory
                       Committee. He serves on the board of trustees of the Committee for
                       Economic Development, and is a member of the Business Council, the
                       Business Roundtable, the Conference Board and the Council on Foreign
                       Relations.

-----------------    Nancy R. McPherson Professor of Business Administration, Harvard
     [PHOTO]           Business School since 1971. Professor Herzlinger, 52, is a director of
-----------------      C.R. Bard, Inc., Deere & Company, Manor Care Inc. and Cardinal Health,
                       Inc. and also serves on the board of privately held companies and
    REGINA E.          non-profit organizations, including the Visiting Committee for
    HERZLINGER         Sponsored Research of the MIT Corporation and the Audit Committee of
      1992             the town of Belmont, Massachusetts.

-----------------    Chairman of the executive board of NV Koninklijke KNP BT (producer of
     [PHOTO]           paper, board and packaging products; and distributor of graphic paper,
-----------------      graphic and information systems and office products). Mr. van Oordt,
                       59, joined Buhrmann-Tetterode (BT) in May 1989 as a member of the
 ROBERT F.W. VAN       board of managing directors and was appointed president and chief
      OORDT            executive officer in January 1990. Mr. van Oordt assumed his current
      1992             position in March 1993 after the merger of KNP, BT and VRG, three leading Dutch based industrial corporations. Mr. van Oordt serves as the chairman of the Supervisory Board of Nokia/NKF Cable Industries,
                       is a member of the Council of International Advisers of the Swiss Bank
                       Corporation, a member of the Supervisory Board of Greenfield Capital
                       Partners, a member of the Conference Board and is honorary consul general for Finland in the Netherlands.

-----------------    Chairman and chief executive officer of The Great Atlantic & Pacific Tea
     [PHOTO]           Company, Inc. ("A&P") (supermarkets). Mr. Wood, 66, has held this
-----------------      office since 1980. From 1988 to 1993 and at other times since 1980, he also served as president of A&P. He is a member of the board of
   JAMES WOOD          directors of the Food Marketing Institute, ASARCO Incorporated, and
      1987             the United States Committee for UNICEF, and a member of the board of governors of World USO.

                         DIRECTORS CONTINUING IN OFFICE
                              TERM TO EXPIRE 1997

DIRECTOR AND YEAR
  FIRST ELECTED                                PRINCIPAL OCCUPATION
   A DIRECTOR                                 AND OTHER INFORMATION
-----------------    ------------------------------------------------------------------------
-----------------    Former president and director of Ingersoll-Rand Company (machinery and
    [PHOTO]            equipment manufacturer). Mr. Garfield, 68, served as vice chairman of
-----------------      Ingersoll-Rand from 1974 to 1980 and as president from January 1981
 DAVID C. GARFIELD     until his retirement in June 1986. He is a director of ASARCO
      1975             Incorporated, an Overseer of the Foundation at New Jersey Institute of
                       Technology, and a governor of the Iowa State University Foundation.

-----------------    Chairman of the Board of the Corporation. Mr. Luciano, 62, joined the
    [PHOTO]            Corporation as senior vice president (administration) in July 1978,
-----------------      was executive vice president (pharmaceutical operations) from July
 ROBERT P. LUCIANO     1979 to September 1980, president and chief operating officer to
      1978             January 1982, and president and chief executive officer until January
                       1984 when he assumed the additional office of chairman of the board.
                       He was chief executive officer and chairman from January 1986 to
                       December 1995. He continues as chairman. He is a director of C. R.
                       Bard, Inc., Merrill Lynch & Co., Inc., and AlliedSignal Inc.

-----------------    Former chairman and chief executive officer of Stauffer Chemical
    [PHOTO]            Company. Mr. Morley was its chief executive officer from 1974 to 1985.
-----------------      He was elected a director of the Corporation in January 1979, resigned
H. BARCLAY MORLEY      in February 1985 and then rejoined the board in February 1987. Mr.
      1979             Morley, 66, is a director of The Bank of New York Company, Inc.


                         DIRECTORS CONTINUING IN OFFICE
                              TERM TO EXPIRE 1998

DIRECTOR AND YEAR
  FIRST ELECTED                                PRINCIPAL OCCUPATION
   A DIRECTOR                                 AND OTHER INFORMATION
-----------------    ------------------------------------------------------------------------
-----------------    Vice chairman and chief administrative officer of the Corporation. Mr.
     [PHOTO]           D'Andrade, 57, joined the Corporation as senior vice president
-----------------      (administration) in February 1981, was executive vice president
                       (administration) from January 1984 to December 1995, assuming his
HUGH A. D'ANDRADE      present position in January 1996. Mr. D'Andrade is a director of
      1984             AutoImmune Inc. and the Biotechnology Industry Organization. He also serves as a trustee of Drew University and as a member of the Board of
                       Visitors of Columbia University School of Law.

-----------------    President and chief executive officer of the Corporation. Mr. Kogan, 54,
     [PHOTO]           joined the Corporation as executive vice president (pharmaceutical
-----------------      operations) in April 1982, and was the president and chief operating officer from January 1986 to December 1995, assuming his present
RICHARD J. KOGAN       position in January 1996. Mr. Kogan is a trustee of Atlantic Mutual
      1982             Insurance Company, and a director of Colgate-Palmolive Company,
                       National Westminster Bancorp Inc., General Signal Corporation, and
                       Pharmaceutical Research and Manufacturers of America. He also serves on the board of St. Barnabas Medical Center and on the Board of
                       Overseers of the Stern School of Business at New York University and
                       is a member of the Council on Foreign Relations.

-----------------    Chairman, president and chief executive officer of ASARCO Incorporated
     [PHOTO]           (non-ferrous metals producer). Mr. Osborne, 61, has served ASARCO in
-----------------      various executive capacities since 1975. He was elected president of
                       ASARCO in 1982, and assumed the additional position of chairman and
  RICHARD DE J.        chief executive officer in 1985. Mr. Osborne is non-executive chairman
      OSBORNE          of the board and a director of Southern Peru Copper Corporation and a
      1988             director of Grupo Mexico, S.A. de C.V., M.I.M. Holdings Limited and
                       The Tinker Foundation. He is a chairman and a director of the Copper
                       Development Association, and former chairman and a current director of the National Mining Association and of the International Copper
                       Association. He is a director of the Americas Society and of the
                       Council of the Americas, and vice chairman and a director of the
                       American Australian Association. Mr. Osborne is a member of the
                       Council on Foreign Relations and the Economic Club of New York.

-----------------    Chairman emeritus of Merrill Lynch & Co., Inc. (securities and
     [PHOTO]           investment banking). Mr. Schreyer, 68, served as chairman of the board
-----------------      of Merrill Lynch from April 1985 through June 1993 and chief executive officer from July 1984 through April 1992. Mr. Schreyer is currently a
   WILLIAM A.          director of Callaway Golf Company, Deere & Company, True North
     SCHREYER          Communications Inc. and Willis Corroon Group, plc. His other
      1986             professional, civic and international affiliations include the Center for Strategic and International Studies, The Enterprise Foundation,
                       George Bush Presidential Library Foundation and Pennsylvania State
                       University board of trustees.

DIRECTOR AND YEAR
  FIRST ELECTED                                PRINCIPAL OCCUPATION
   A DIRECTOR                                 AND OTHER INFORMATION
-----------------    ------------------------------------------------------------------------
-----------------    Former chairman and chief executive officer of Borden, Inc. (a worldwide
     [PHOTO]           producer of foods, non-food consumer products, and packaging and
-----------------      industrial products). Mr. Ventres, 71, was executive vice president of
                       Borden and president of its Chemical Division from July 1983 until
  R. J. VENTRES        July 1985, when he became president and chief operating officer and a
      1989             director. He was chief executive officer from November 1986 to
                       November 1991, and chairman from February 1987 until his retirement in
                       March 1992. Mr. Ventres is a director of Marsh & McLennan Companies,
                       Inc., and a trustee of St. Clare's Hospital and Health Center.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Corporation has standing Finance and Audit, Executive Compensation and Organization, Nominating, and Pension Committees, each consisting exclusively of non-employee directors.

     The members of the Finance and Audit Committee are Hans W. Becherer, David
C. Garfield, H. Barclay Morley, Richard de J. Osborne, William A. Schreyer, and Robert F. W. van Oordt. This Committee, which held five meetings in 1995, reviews and recommends to the Board dividend policies and actions; reviews corporate borrowing and investment activities; reviews internal audit activities; recommends to the Board the engagement of independent auditors; reviews the professional services to be rendered by the independent auditors, the scope of their audit, their fees, and the results of their engagement; reviews insurance and risk management activities; and oversees compliance with the Corporation's business conduct policy.

     The members of the Executive Compensation and Organization Committee are H. Barclay Morley, Richard de J. Osborne, William A. Schreyer, R. J. Ventres, and James Wood. This Committee, responsible for approving or recommending to the Board compensation, incentive awards, stock options, and benefit programs for officers and senior executives of the Corporation, held four meetings during 1995.

     The members of the Nominating Committee are Hans W. Becherer, H. Barclay Morley, William A. Schreyer, and Robert F. W. van Oordt. The Committee held three meetings in 1995. This Committee is responsible for reviewing and making recommendations to the Board with respect to the composition of the Board and the election and re-election of directors, and will consider shareholder recommendations for directors; such recommendations should be forwarded by the shareholder to the Secretary of the Corporation with biographical data about the recommended individual. The By-laws of the Corporation provide a formal procedure for nominations by shareholders of director candidates. A shareholder intending to make such a nomination is required to deliver to the Secretary of the Corporation, not less than 30 days prior to a meeting called to elect directors, a notice with the name, age, business and residence addresses and principal employment of, and number of shares of stock of the Corporation owned by, such nominee, such other information regarding the nominee as would be required in a proxy statement prepared in accordance with the proxy rules of the Securities and Exchange Commission, and a consent to serve, if elected, of the nominee. A nomination not made in accordance with this procedure would be void.

     The members of the Pension Committee are Regina E. Herzlinger, Carl E. Mundy, Jr., Patricia F. Russo, R. J. Ventres, and James Wood. This Committee, which held three meetings in 1995, has general oversight responsibility for the investment of funds under the employee benefit plans of the Corporation, including establishing investment policies and reviewing the performance of managers and trustees for the plans.

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

     The Board of Directors held ten meetings in 1995. All directors attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held while they were members, and (ii) the total number of meetings held by all Committees of the Board on which they served as members.

DIRECTORS' COMPENSATION

     Employee directors receive no fees for services rendered in their capacity as directors. Non-employee directors receive an annual retainer of $39,000, a fee of $1,000 per meeting for each board meeting and for each committee meeting attended, and a $1,000 per diem fee for special assignments. The chairman of each Committee receives an additional fee of $1,000 for each meeting. Directors may elect to defer until termination of service as a director all or a portion of such fees under a Deferred Compensation Plan. Amounts deferred are, at the director's election, valued as if invested in the Corporation's Common Shares or in a simple interest fund and are payable in cash in installments or in a lump sum.

     Upon their initial election or any re-election to the Board, non-employee directors are awarded Common Shares of the Corporation at the rate of 400 shares for each year (or portion thereof) of the term to which the director is elected. During 1995, Messrs. Osborne, Schreyer and Ventres were each granted 1,200 shares and

General Mundy and Ms. Russo were each granted 400 shares (such share amounts give effect to the two for one stock split in 1995).

     Directors who are not entitled to receive employee pension benefits from the Corporation or its subsidiaries are covered by a nonfunded pension plan under which an eligible director who retires at or after age 72 with at least five years' service, or because of sickness or disability with at least ten years' service, receives annually for life the annual retainer in effect at the time of his/her retirement. An eligible director who retires because of sickness or disability with at least five but less than ten years' service receives a proportionately reduced benefit.

LEGAL PROCEEDINGS

     In June 1994 a group of nine chain food stores that operate pharmacies commenced an action against three mail order pharmacies and 16 drug manufacturers in the United States District Court for the Northern District of Illinois. The complaint alleges price discrimination and a conspiracy to restrain trade by jointly refusing to sell prescription drugs at discounted prices to the plaintiffs, who seek treble damages in an unspecified amount and an injunction against the allegedly unlawful conduct. The Corporation is one of the defendants in this action, and A&P is one of the plaintiffs. Mr. Wood, a director, is chairman and chief executive officer of A&P. Mr. Wood does not participate in any review or deliberation by the Board of Directors relating to this action.

SECURITY OWNERSHIP

     The Corporation is not aware of any person who is the beneficial owner of more than five percent of the Corporation's outstanding Common Shares.

     Set forth below is information with respect to beneficial ownership of the Common Shares of the Corporation as of January 31, 1996 by each director, certain executive officers and by all directors and executive officers of the Corporation as a group:

                                                                                    NUMBER OF
                                       NAME                                         SHARES(A)
----------------------------------------------------------------------------------  ---------
Hans W. Becherer..................................................................      4,800
Donald R. Conklin.................................................................    291,310(b)(c)
Hugh A. D'Andrade.................................................................    244,241(b)
David C. Garfield.................................................................     37,200(c)
Regina E. Herzlinger..............................................................      1,800
Harold R. Hiser, Jr. .............................................................    345,818(b)
Richard J. Kogan..................................................................    381,318(b)
Robert P. Luciano.................................................................    536,842(b)
H. Barclay Morley.................................................................      8,894
Carl E. Mundy, Jr.................................................................        400
Richard de J. Osborne.............................................................     12,226
Patricia F. Russo.................................................................        400
William A. Schreyer...............................................................     16,400
Robert F. W. van Oordt............................................................      2,600
R. J. Ventres.....................................................................     10,000
James Wood........................................................................     21,200
All directors and executive officers as a group including those above(27).........  2,509,170(b)(c)

---------------

(a) The total for each individual is less than 0.2%, and for the group is less than 0.7%, of the outstanding Common Shares of the Corporation (including shares which could be acquired within 60 days of January 31, 1996 through the exercise of outstanding options or the distribution of shares under the

    Corporation's Stock Incentive Plans). The information shown is based upon information furnished by the respective directors and executive officers.

(b) Includes shares which could be acquired within 60 days of January 31, 1996 through the exercise of employee stock options or the distribution of shares under the Corporation's Stock Incentive Plans as follows: Mr. Conklin (257,140); Mr. D'Andrade (171,580); Mr. Hiser (337,290); Mr. Kogan
    (312,800); Mr. Luciano (466,400); all directors and executive officers as a group (2,029,928).

(c) Does not include shares owned by family members and as to which beneficial ownership is disclaimed as follows: Mr. Conklin, 800 shares; Mr. Garfield, 7,200 shares; one other executive officer, 3,470 shares.

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation of the five most highly compensated executive officers of the Corporation, including the Chief Executive Officer for the fiscal year ended December 31, 1995 ("Fiscal 1995").

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM COMPENSATION
                                                                       ----------------------------
                                                                                  AWARDS
                                        ANNUAL COMPENSATION            ----------------------------
                              ---------------------------------------                    SECURITIES
  NAME AND PRINCIPAL                                   OTHER ANNUAL    RESTRICTED STOCK  UNDERLYING     ALL OTHER
   POSITION IN 1995     YEAR    SALARY       BONUS    COMPENSATION(A)     AWARDS(B)       OPTIONS    COMPENSATION(C)
----------------------- ----- ----------- ----------- ---------------  ----------------  ----------  ---------------
Robert P. Luciano...... 1995  $ 1,140,700 $ 1,227,500     $72,455         $3,125,000       88,000       $ 289,072
Chairman and Chief      1994    1,102,100   1,172,000      73,470          1,550,250       88,000         215,405
  Executive Officer     1993    1,070,000     947,000      52,824          1,378,000       88,000         178,294

Richard J. Kogan....... 1995  $   802,500 $   691,000          --         $1,250,000       60,000       $ 195,192
President and Chief     1994      768,000     598,500          --            954,000       60,000         149,151
  Operating Officer     1993      735,000     551,000          --            848,000       60,000         125,484

Hugh A. D'Andrade...... 1995  $   537,750 $   386,500          --         $  625,000       21,600       $ 127,086
Executive Vice          1994      514,625     364,500          --            477,000       21,780          96,810
  President             1993      492,500     335,500          --            424,000       22,400          82,361
  Administration

Donald R. Conklin...... 1995  $   538,250 $   386,500          --         $  625,000       21,600       $ 112,099
Executive Vice          1994      515,000     365,000          --            477,000       21,800          90,572
  President             1993      492,500     326,000          --            424,000       22,400          80,364
  HealthCare Products

Harold R. Hiser, Jr.... 1995  $   473,075 $   340,000          --         $  937,500       18,400       $ 130,997
Executive Vice          1994      441,475     313,000          --            477,000       18,690          93,939
  President             1993      422,500     288,000          --            424,000       19,000          75,576
  Finance

---------------
(a) Includes non-cash compensation in the amount of $66,455 in 1995, $67,470 in 1994 and $46,824 in 1993 for transportation provided by the Corporation.

(b) In February 1995 restricted stock awards were granted to Mr. Luciano for 80,000 shares, to Mr. Kogan for 32,000, to each of Messrs. D'Andrade and Conklin for 16,000 shares, and to Mr. Hiser for 24,000 shares. The vesting of such awards was subject to the attainment of a performance goal, which has been satisfied. See "Compensation Committee Report -- Equity-Based Compensation -- Restricted Stock Awards" on page 17. At December 31, 1995, the total number and value of undistributed shares, all of which are vested, for the named executive officers were: Mr. Luciano 132,000 shares ($7,227,000); Mr. Kogan 64,000 shares ($3,504,000); Mr. D'Andrade 32,000 shares ($1,752,000); Mr. Conklin 32,000 shares ($1,752,000); and Mr. Hiser
    40,000 shares ($2,190,000). Shares awarded are distributable in five equal annual installments, and cash equivalent to the amount of all dividends on the Corporation's Common Shares is paid on all undistributed shares.

(c) Consists of, respectively, contributions under the profit-sharing plans of the Corporation, and the cost of executive life and medical insurance: for 1995, Mr. Luciano ($171,105 and $117,967); Mr. Kogan ($120,375 and $74,817);
    Mr. D'Andrade ($80,663 and $46,423); Mr. Conklin ($80,738 and $31,361); and
    Mr. Hiser ($70,961 and $60,036); for 1994, Mr. Luciano ($165,315 and
    $50,090); Mr. Kogan ($115,200 and $33,951); Mr. D'Andrade ($77,194 and
    $19,616); Mr. Conklin ($77,250 and $13,322);

    and Mr. Hiser ($66,221 and $27,718); and for 1993, Mr. Luciano ($160,500 and
    $17,794); Mr. Kogan ($110,250 and $15,234); Mr. D'Andrade ($73,875 and
    $8,486); Mr. Conklin ($73,875 and $6,489); and Mr. Hiser ($63,375 and
    $12,201).

EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     Mr. Luciano has an agreement which provided for his employment as Chairman of the Board and Chief Executive Officer through December 31, 1995 and provides for his employment from January 1, 1996 until November 1, 1998 as Chairman of the Board and Chairman of the Executive Committee at an annual base salary and annual bonus of not less than his average annual base salary and average annual bonus for the three years ended December 31, 1995. Mr. Kogan has an agreement which provided for his employment as President and Chief Operating Officer through December 31, 1995 and provides for his employment as President and Chief Executive Officer from January 1, 1996 through December 31, 2000 at an annual base salary of not less than $900,000. Mr. Kogan's agreement provides that his employment is automatically extended for successive two-year periods thereafter, but not beyond June 30, 2006, unless either he or the Corporation gives notice to terminate the agreement at least six months before its scheduled expiration date. Mr. D'Andrade has an agreement which provided for his employment as Executive Vice President through December 31, 1995 and provides for his employment as Vice Chairman of the Board and Chief Administrative Officer from January 1, 1996 through December 31, 2000 at an annual base salary of not less than $553,500. Mr. D'Andrade's agreement provides that his employment is automatically extended on a yearly basis, but not beyond November 30, 2003, unless he or the Corporation gives notice to terminate the agreement at least thirty days before its scheduled expiration date. If for any reason other than cause the Corporation elects to terminate the employment of Mr. Kogan or Mr. D'Andrade on any scheduled expiration date of his agreement (other than the last such date), his employment will be deemed to have been terminated by the Corporation without cause for purposes of the severance and retirement benefits described below.

     Under each agreement described above, if the executive's employment is terminated (i) by reason of death or disability, (ii) by the Corporation without cause, or (iii) by the executive for good reason or within a 30-day period following the first anniversary of a change of control, he is generally entitled to (a) receive a lump sum equal to two times (I) his annual base salary and (II) the higher of his most recent incentive compensation and profit-sharing awards and the average of such awards for the three preceding years, and (b) continue in the Corporation's welfare benefit plans for three years. If the executive remains employed through the first anniversary of a change of control, the executive is entitled to a special bonus equal to (i) his annual base salary and
(ii) the higher of his most recent incentive compensation and profit-sharing awards and the average of such awards for the three preceding years. If his employment terminates for any of the reasons enumerated above and the special bonus has not been paid, then his severance payment is increased by an amount equal to the special bonus. If his employment is terminated by reason of death or disability, the lump sum payment will equal the present value of the death or disability benefits payable under the Corporation's benefit plans and programs, if greater than the total severance payment otherwise payable under the employment agreement. A change of control ("Change of Control") is generally defined for purposes of these agreements as (i) the acquisition of 20% or more of the Common Shares, (ii) a change in a majority of the Board of Directors, unless approved by the incumbent directors (other than as a result of a contested election) and (iii) certain reorganizations, mergers, consolidations, liquidations or dissolutions. If any payment or distribution by the Corporation to the executive is determined to be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code, he is entitled to receive from the Corporation a payment on an after-tax basis equal to the excise tax imposed. Additionally, each agreement provides for retirement benefits as described in the Pension Plan Table on page 12 and Mr. Luciano's agreement provides for an office and certain senior executive level services after retirement, including transportation.

     Messrs. Conklin and Hiser have agreements with the Corporation that will trigger a period of employment of three years or to age 65, if sooner, upon a Change of Control or upon a termination of employment by the Corporation in anticipation of a Change of Control. During the employment period the executive is entitled to receive an annual base salary at his highest rate during the twelve months prior to the Change of Control and an annual bonus equal to his highest bonus for the three years prior to the Change of

Control. If the executive's employment is terminated during the employment period (i) by the Corporation other than for cause or disability or (ii) by the executive for good reason or during a 30-day period following the first anniversary of the Change of Control, he is entitled to receive a lump sum equal to three times (a) his annual base salary plus (b) his highest annual bonus during the preceding year and the three years prior to the change of control plus (c) his highest profit-sharing award during the three years prior to termination. However, if the executive will attain age 65 less than three years from his date of termination, he will receive a proportionately reduced amount. In the event of such a termination of employment, the executive is also entitled to (i) receive in a lump sum a supplemental pension amount based on three years of deemed employment after termination or to age 65, if sooner, and (ii) continue in the Corporation's welfare benefit plans for three years or to age 65, if sooner. If any payment or distribution by the Corporation to the executive is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, he is entitled to receive from the Corporation a payment on an after-tax basis equal to the excise tax imposed.

OPTION TABLES

     The following tables provide information with respect to stock options granted to or exercised by the named executive officers during Fiscal 1995 and the fiscal year-end value of options held by such officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                                  -------------------------------------------------------
                                  NUMBER OF                                                     GRANT DATE
                                  SECURITIES      % OF TOTAL                                      VALUE
                                  UNDERLYING    OPTIONS GRANTED                              ----------------
                                   OPTIONS      TO EMPLOYEES IN    EXERCISE    EXPIRATION       GRANT DATE
             NAME                 GRANTED(A)      FISCAL YEAR       PRICE         DATE       PRESENT VALUE(B)
-------------------------------   ----------    ---------------    --------    ----------    ----------------
Robert P. Luciano..............     88,000            4.6%         $39.0625      2/26/05        $1,140,480
Richard J. Kogan...............     60,000            3.1           39.0625      2/26/05           777,600
Hugh A. D'Andrade..............     21,600            1.1           39.0625      2/26/05           279,936
Donald R. Conklin..............     21,600            1.1           39.0625      2/26/05           279,936
Harold R. Hiser, Jr............     18,400            1.0           39.0625      2/26/05           238,464

---------------
(a) Options are for a term of 10 years and became exercisable after one year on February 28, 1996. The exercise price of the option is the market value of the Common Shares on the date of grant. Limited stock appreciation rights accompany the options and only become exercisable for a period of 30 days after the occurrence of a Change of Control. Although permitted under the plan, no standard stock appreciation rights were granted in tandem with the options.

(b) The valuation calculations are solely for purposes of compliance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and are not intended to forecast possible future appreciation, if any, of the Corporation's stock price. The grant date present value is derived by using the Black-Scholes option pricing model with the following assumptions: the average dividend yield for the three years ended December 31, 1994 (2.76%); volatility of the Common Shares based on monthly total returns for the three years ended December 31, 1994 (0.2054); an annualized risk-free interest rate of 7.5%; and an option term of ten years. If the named officers should realize the grant date values shown in the table, the equivalent value of the appreciation of all Common Shares of the Corporation outstanding on the grant date would be approximately $4.8 billion, of which the value of the named officers' options would be 0.06%. This valuation model was not adjusted for risk of forfeiture or the vesting restrictions of the options, and does not necessarily represent the fair market value of individual options. Options will have no actual value unless, and only to the extent that, the price of the Common Shares appreciates from the grant date to the exercise date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                          NUMBER OF SECURITIES                VALUE OF
                                                         UNDERLYING UNEXERCISED          UNEXERCISED IN-THE-
                              SHARES                        OPTIONS AT FY-END          MONEY OPTIONS AT FY-END
                            ACQUIRED ON     VALUE      ---------------------------   ---------------------------
           NAME              EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------  -----------   ----------   -----------   -------------   -----------   -------------
Robert P. Luciano.........    128,000     $3,283,000     352,000        208,000      $ 9,581,000    $ 5,753,000
Richard J. Kogan..........    100,000      2,783,750     240,000        180,000        6,532,500      5,313,750
Hugh A. D'Andrade.........     60,000      2,028,750     143,580        141,600        4,097,826      4,711,350
Donald R. Conklin.........          0              0     229,140        141,600        7,066,191      4,711,350
Harold R. Hiser, Jr.......     48,000      1,269,000     194,090        138,400        6,155,119      4,661,150

                               PENSION PLAN TABLE

     The approximate total annual benefits payable upon retirement at age 65 in specified compensation and years of service classifications are shown in the following table.

    HIGHEST AVERAGE ANNUAL                                     APPROXIMATE ANNUAL BENEFIT
  COMPENSATION FOR ANY PERIOD              ------------------------------------------------------------------
OF 60 CONSECUTIVE MONTHS DURING             15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS
 LAST 120 MONTHS OF EMPLOYMENT             OF SERVICE    OF SERVICE    OF SERVICE    OF SERVICE    OF SERVICE
-------------------------------            ----------    ----------    ----------    ----------    ----------
           $800,000.....................   $  280,000    $  320,000    $  360,000    $  400,000    $  440,000
          1,000,000.....................      350,000       400,000       450,000       500,000       550,000
          1,200,000.....................      420,000       480,000       540,000       600,000       660,000
          1,600,000.....................      560,000       640,000       720,000       800,000       880,000
          2,000,000.....................      700,000       800,000       900,000     1,000,000     1,100,000
          2,200,000.....................      770,000       880,000       990,000     1,100,000     1,210,000
          2,400,000.....................      840,000       960,000     1,080,000     1,200,000     1,320,000
          2,600,000.....................      910,000     1,040,000     1,170,000     1,300,000     1,430,000
          2,800,000.....................      980,000     1,120,000     1,260,000     1,400,000     1,540,000
          3,000,000.....................    1,050,000     1,200,000     1,350,000     1,500,000     1,650,000

     The table above reflects benefits on a life annuity basis and amounts payable are not subject to Social Security or other offset. Covered compensation consists of salary and bonus which, for the named executive officers, is shown in the Summary Compensation Table on page 9. The credited years of service as of December 31, 1995 for such named individuals are: Mr. Conklin (34 years); Mr. D'Andrade (14 years); Mr. Hiser (14 years); Mr. Kogan (13 years); and Mr. Luciano (17 years).

     Under his employment agreement referred to on page 10, Mr. Luciano is entitled to receive a minimum annual benefit of 55% of final average annual compensation upon retirement, and his wife is entitled to a minimum annual survivor's benefit of 45% of such final average annual compensation after his death. If his employment is terminated at any time (a) by the Corporation without cause or for disability, or (b) by him for good reason or within the 30-day period following the first anniversary of a Change of Control, he would be entitled to receive a supplemental pension benefit determined as though he had continued in employment for three years following the date of termination. In the event of Mr. Luciano's death during the term of his employment agreement, his surviving spouse will be entitled to receive a supplemental pension benefit determined as though he had continued in employment for three years following the date of his death. Under their employment agreements referred to on page 10, each of Messrs. D'Andrade and Kogan is entitled to receive a minimum annual benefit of 55% of final average annual compensation upon retirement at or after age 62, and his wife is entitled to a minimum annual survivor's benefit of 45% of such final average annual compensation after his death. If either Mr. D'Andrade's or Mr. Kogan's employment is terminated at any time (a) by the Corporation without cause or for disability, or (b) by him for good reason or within the 30-day period following the first anniversary of a Change of Control, he would be entitled to the same minimum annual pension and his wife would be entitled to the same minimum annual survivor's benefit as though he had retired at or after age 62. In the event of the death of Mr. D'Andrade or Mr. Kogan during the term of his employment agreement, his surviving spouse will be entitled to receive a minimum annual survivor's benefit of 45% of his final average annual compensation.

                               PERFORMANCE GRAPH
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                   FOR THE FIVE YEARS ENDED DECEMBER 31, 1995

                                   SCHERING-       COMPOSITE
      MEASUREMENT PERIOD          PLOUGH COR-     PEER GROUP      S&P 500 IN-
    (FISCAL YEAR COVERED)          PORATION          INDEX            DEX
1990                                       100             100             100
1991                                       152             159             130
1992                                       151             133             140
1993                                       167             122             155
1994                                       185             138             157
1995                                       282             220             216

     The graph above assumes a $100 investment on December 31, 1990, and reinvestment of all dividends, in the Corporation's Common Shares, the S&P 500 Index, and a composite peer group of the following drug and health care companies: Abbott Laboratories, American Home Products Corporation, Bristol-Myers Squibb Company, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Pfizer Inc., and Warner-Lambert Company. The Upjohn Company, which was included in the peer group in prior years, merged with another company in 1995 and has been deleted from the peer group.

                         COMPENSATION COMMITTEE REPORT

PRINCIPLES AND PROGRAM

     The Corporation's executive compensation program is fundamentally a pay for performance program. It is designed to:

     - target executive compensation at a level sufficient to ensure the Corporation's ability to attract and retain superior executives;

     - motivate those executives to advance shareholder interests with compensation plans that are tied to the Corporation's operating and market performance; and

     - provide a compensation package that balances individual contributions and overall business results.

     To meet those objectives, the program has both cash and equity elements -- base salary, an annual incentive bonus, and long-term equity-based compensation. In determining executive compensation, the Executive Compensation and Organization Committee (the "Committee") evaluates both the total compensation package and its individual elements. As part of its review, the Committee considers compensation data, developed by established and independent compensation consultants, for companies which represent the Corporation's direct competitors for executive talent. The data includes information on those drug and health care companies within the peer index used in the performance graph in the proxy statement (the "Peer Group"), other pharmaceutical and consumer products companies, including some for which public information is not available, and other industrial companies with which competition for executives exists. The selection of the Corporation's principal compensation consultant is ratified annually by the Committee.

     The Committee believes that executive compensation should serve the broader strategic goals of the Corporation and thereby promote the creation of long-term shareholder value.

CASH-BASED COMPENSATION

     SALARY -- The Committee assesses a number of factors in fixing the salary of the executive officers (including the five most highly compensated), such as the responsibility of the particular position, the individual's performance, the Corporation's overall financial performance, certain non-financial indicators of corporate performance, and the business and inflationary climate. In addition, in the case of executive officers with responsibility for a particular business unit, the Committee considers such unit's financial results. Non-financial indicators can include, among other things, strategic developments for which an executive officer has responsibility (such as acquisitions or product approvals and development), or managerial performance (such as succession planning, resource allocation and social responsibility). The evaluation of an executive's non-financial indicators is reflected in his performance rating, as is the case for all employees.

     Each year, the Committee reviews with the Chief Executive Officer his performance ratings of the other executive officers, and evaluates compensation levels against levels at the competitor companies. Established and independent compensation consultants are used to confirm that the salary levels at the Corporation are within the competitor companies' range. To ensure that compensation policy for the top executive officers is consistent with overall Corporation results and executive compensation strategies, the Committee reviews the compensation awarded to the approximately 90 most highly compensated executives.

     Based on the Committee's evaluation of these same factors and the limitations of Section 162(m) of the Internal Revenue Code relating to the deductibility of certain executive compensation, Mr. Luciano, the Corporation's Chief Executive Officer in 1995, was awarded a base salary of $1,140,700 for 1995, reflecting the Committee's determination of an inflationary increase over his 1994 salary level. Mr. Luciano is subject to a long-term employment contract, which exempts his salary from the limitation imposed by Section 162(m). The Committee believes that given Mr. Luciano's record, his status in the industry, and his experience and leadership, such contract significantly benefits the Corporation and the shareholders by securing Mr. Luciano's services for the future and by encouraging him to focus on the long-term strategic interests of the Corporation.

     The Committee targets salaries of the Corporation's executive officers to fall within a range above the median but below the high end of the salary levels at the competitor companies. The base salary awarded to Mr. Luciano for 1995 was at the high end of the range, reflecting his and the Corporation's long-term performance as well as changes in compensation levels at the competitor companies. In fixing the salaries of Mr. Luciano and the other executive officers for 1995, the Committee considered the Corporation's overall financial performance and the non-financial indicators reflected in individual performance ratings, although no particular weighting was assigned to any specific aspect of corporate performance or other factor.

     ANNUAL INCENTIVE BONUS -- The Executive Incentive Plan, the Corporation's bonus plan, allows the Committee to make annual cash awards to the executive officers based on certain financial and non-financial indicators of corporate performance.

     In 1994 the shareholders approved the executive incentive bonus program, including performance goals, for certain senior executive officers, including the Chief Executive Officer and the other executive officers named in the proxy statement. This program provides that the amount of the cash incentive bonus that the Committee may award under the Executive Incentive Plan to these executive officers for any year is determined by a formula that measures the Corporation's pre-tax earnings, earnings per share growth, and return on equity for the year against corresponding performance goals established by the Committee. The performance goal for pre-tax earnings for any year is the Corporation's income before income taxes for such year as approved by the Committee. The performance goal for earnings per share growth for any year is the average of the First Call Corporation consensus projected earnings per share growth of the Peer Group for their corresponding fiscal year. The performance goal for return on equity for any year is the average return on equity of the Peer Group for the five consecutive years ending with the second year prior to the commencement of such year.

     The Committee has fixed specified percentages of base salary as target incentive bonus awards for the covered executive officers, and each performance goal has been assigned a one-third weighting toward the attainment of the target award. To the extent that earnings per share growth, return on equity and pre-tax earnings are equal to, greater than or less than, the corresponding performance goal, the actual cash incentive bonus award of a covered executive officer may be equal to, greater than or less than, his target award. Earnings per share, return on equity and pre-tax earnings are based upon amounts reported in the Corporation's financial statements in its Annual Report to shareholders, as adjusted for accounting changes and other special items set forth in the executive incentive bonus program and certified by the Corporation's independent auditors. The Committee may, in its discretion, reduce the amount of the incentive bonus award determined pursuant to the program formula when the Committee's consideration of other factors, such as its judgment of an individual's performance, so warrants. However, the Committee may not increase the amount of any incentive bonus award determined pursuant to the program formula, and in no event may an incentive bonus award for any year to any covered executive officer exceed the maximum award specified in the program.

     In 1995 the Corporation exceeded each of the pre-tax earnings, earnings per share growth, and return on equity goals. Pre-tax earnings from continuing operations increased by 14%, earnings per share from continuing operations grew by 18%, and adjusted return on equity equaled 63%. The Committee has certified that the performance goals and the other material terms of the executive incentive bonus program were satisfied for 1995. In accordance with the program formula Mr. Luciano received a bonus of $1,227,500 for 1995, which was greater than his target award. Also in accordance with the program formula the cash awards of the other covered executive officers were greater than their target awards.

     The amount of cash awards to the Corporation's executive officers who are not covered by the executive incentive bonus program also bears a significant relationship to corporate financial performance. The Committee awards bonuses to these executive officers based principally on the extent to which the performance goals described above are achieved, with the pre-tax earnings goal assigned a weighting of 35%, and the earnings per share growth and return on equity goals each assigned a 20% weighting. As in the case of the decisions concerning salary, in awarding a bonus to these executive officers the Committee also considers the non-financial factors reflected in the performance evaluation and described above under "Salary." Such non-financial factors, however, cannot constitute the basis for more than 25% of the target bonus award.

EQUITY-BASED COMPENSATION

     Under the Stock Incentive Plan, which was adopted pursuant to shareholder approval, the Committee may grant stock options and restricted stock awards to the executive officers and other key employees. The Committee believes that the Corporation's long-term equity-based compensation aligns the interest of the executive officers with that of the shareholders, as any appreciation in the price of the stock will benefit all shareholders commensurately, and particularly in the case of the restricted stock awards which are received by the executive officers over time. Additionally, the restricted stock awards, since they vest over a five-year period, can serve as an inducement for the officers to remain with the Corporation. In determining awards of equity-based compensation the Committee focuses on multi-year trend data and targets such awards to fall within a range above the median but below the high end of the equity-based compensation levels at the competitor companies. Average awards to the executive officers during the three years ended December 31, 1995 fell within the range, however average awards during 1995 to the executive officers fell near the high end of the range, principally owing to appreciation in the market price of the Common Shares.

     STOCK OPTIONS -- The Committee relies on a valuation of stock options provided by independent compensation consultants using as a basis for valuation the Black-Scholes methodology. Stock options are awarded with an exercise price equal to the market price at the time of grant, are first exercisable after one year and generally are exercisable for a term of ten years. The Committee sets guidelines for the size of stock option grants to each of the executive officers except for Mr. Luciano, and for Mr. Kogan, who served as the Corporation's Chief Operating Officer in 1995, based on the performance evaluation and competitive compensation data used to determine salary. In the case of Messrs. Luciano and Kogan, because of their status as the Corporation's most senior officers and the important role they have in achieving overall corporate goals, the Committee in granting stock options to them sets no fixed guideline, but takes into consideration their total compensation package and competitive compensation data, overall corporate financial performance, Messrs. Luciano's and Kogan's role in attaining such results, and the number of options previously granted, although no particular weighting is assigned to any factor. The Committee does not consider any specific corporate performance goal in determining whether to grant stock options or the size of the grants. However, the actual value of any such options will depend entirely on the extent to which the Corporation's Common Shares shall have appreciated in value at the time the options are exercised. In 1995 the Committee granted Mr. Luciano 88,000 stock options, the same number of options granted in each of 1994 and 1993.

     RESTRICTED STOCK AWARDS -- In 1993 the Committee adopted the restricted stock award program, including performance goals, for certain senior executive officers, including the Chief Executive Officer and the other executive officers named in the proxy statement. This program requires that the vesting of any restricted stock award to a covered executive officer be made subject to the attainment of the performance goal for earnings per share growth or return on equity described above under "Cash-Based Compensation -- Annual Incentive Bonus" for the year in which the award is made. In setting the size of restricted stock awards for the covered executive officers, the Committee takes into account the applicable data and factors that the Committee considers in determining the size of stock option grants to such officers. The awards are assigned a dollar value based on the share price at the time the award is made. If the Corporation meets either one of the performance goals, the stock award vests and the shares are distributable ratably over five years. The Committee has certified that both of the performance goals were satisfied for 1995. In 1995 the Committee made a restricted stock award to Mr. Luciano for 80,000 shares, compared with 52,000 shares awarded in each of 1994 and 1993. The award to Mr. Luciano in 1995 reflected the Committee's consideration of the factors described above under "Stock Options," in particular, Mr. Luciano's role in attaining the Corporation's long-term financial results.

     The Committee sets guidelines for the size of restricted stock awards for the Corporation's executive officers who are not covered by the restricted stock award program based on the performance evaluation and competitive compensation data used to determine salary. Vesting of these awards is not subject to a performance condition. The awards are assigned a dollar value based on the share price at the time the award is made and are distributable ratably over five years.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers for 1994 and thereafter. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Committee has restructured the annual incentive bonus and long-term equity-based compensation programs for its most senior executives so that such bonuses and restricted stock awards should constitute qualifying performance-based compensation under Section 162(m). The Committee also recognizes that unanticipated future events, such as a change of control of the Corporation or a change in executive personnel, could result in a disallowance of compensation deductions under Section 162(m). Moreover, the Committee may from time to time award compensation that is non-deductible under Section 162(m) when in the exercise of the Committee's business judgment such award would be in the best interests of the Corporation.

                                          EXECUTIVE COMPENSATION AND
                                          ORGANIZATION COMMITTEE

                                             James Wood, Chairman
                                             H. Barclay Morley
                                             Richard de J. Osborne
                                             William A. Schreyer
                                             R. J. Ventres

                            DESIGNATION OF AUDITORS

     Upon the recommendation of the Finance and Audit Committee, the Board of Directors has designated Deloitte & Touche LLP to audit the books and accounts of the Corporation for the year ending December 31, 1996, and will offer a resolution at the meeting to ratify the designation. Deloitte & Touche LLP has been the principal auditor of the Corporation since the Corporation was formed in 1970. Representatives of Deloitte & Touche LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

                                 OTHER BUSINESS

     The By-laws of the Corporation provide a formal procedure for bringing business before the Meeting. A shareholder proposing to present a matter before the Meeting is required to deliver to the Secretary of the Corporation, not less than 30 nor more than 60 days prior to the Meeting (or in the event that less than 40 days' notice or prior public disclosure of the date of the Meeting is given or made, not later than the close of business on the 10th day following such notice or disclosure), a notice with a brief description of the business desired to be brought, the name and address of the shareholder and the number of shares of the Corporation's stock the shareholder beneficially owns, and any material interest of the shareholder in such business. If such procedures are not complied with, the proposed business shall not be transacted at the Meeting.

     The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

                            SOLICITATION OF PROXIES

     The Corporation has retained Kissel-Blake, Inc. to solicit proxies for a fee of $13,000, plus reasonable out-of-pocket expenses. Solicitation of proxies will be undertaken through the mail, in person and by telecommunications and may include solicitation by officers and employees of the Corporation. Costs of solicitation will be borne by the Corporation.

                      1997 ANNUAL MEETING OF SHAREHOLDERS

     If any shareholder intends to present a proposal for consideration at the 1997 Annual Meeting of Shareholders, such proposal must be received by the Corporation not later than November 22, 1996 for inclusion in the Corporation's proxy statement for such meeting.

[SCHERING-PLOUGH LOGO}
SCHERING-PLOUGH CORPORATION
One Giralda Farms
Madison, NJ 07940

                           NOTICE OF ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD APRIL 23, 1996

Dear Shareholder:

     The Annual Meeting of Shareholders of Schering-Plough Corporation (the "Corporation") will be held at the offices of the Corporation, Galloping Hill Road, Kenilworth, New Jersey, on Tuesday, April 23, 1996, at 2:00 p.m. to:

     1. Elect four directors for terms of three years and two directors for terms of one year;

     2. Act upon the ratification of the designation of Deloitte & Touche LLP to audit the books and accounts of the Corporation for 1996; and

     3.  Transact such other business as may properly come before the meeting.

     Only holders of record of Common Shares at the close of business on March 1, 1996 will be entitled to vote at the meeting, or any adjournment or postponement thereof.

     To be sure that your vote is counted, we urge you to complete and sign the proxy voting instructions card below, detach it from this letter, and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Corporation in reducing the expense of additional proxy solicitation.

     Admission to the meeting will be by ticket only. If you are a stockholder of record and plan to attend, please detach and bring this letter to the meeting as an admission ticket. If you are a stockholder whose shares are not registered in your own name and you plan to attend, please bring evidence of your stock ownership to the meeting, which you can obtain from your bank, broker, etc. Seating in the main auditorium will be on a first-come, first serve basis.

                                                      William J. Silbey
                                                      Secretary

March 22, 1996

                             DETACH PROXY CARD HERE

/   /

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

1. Election of Directors

   FOR all nominees  / /   WITHHOLD AUTHORITY to vote     / /   *EXCEPTIONS  / /
   listed below            for all nominees listed below.

   Nominees: Hans W. Becherer, Regina E. Herzlinger, Robert F.W. van Oordt, James Wood for 3-year terms; Carl E. Mundy, Jr., Patricia F. Russo for 1-year terms. (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box and write that nominee's name in the space provided below.)

   *Exceptions
              ------------------------------------------------------------------

2. Ratification of Designation of Independent Auditors

   FOR / /                          AGAINST / /                      ABSTAIN / /

THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED.

                                               Address change and/or
                                               comments please mark here. / /

                                        (Please sign exactly as name or names
                                        appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. Names of all joint holders should be written even if signed by only one.)

                                        Dated:                            , 1996
                                              ----------------------------


                                        ----------------------------------------
                                                         SIGNATURE


                                        ----------------------------------------
                                                         SIGNATURE

                                                  VOTES MUST BE INDICATED
                                                  (X) IN BLACK OR BLUE INK. / /

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

--------------------------------------------------------------------------------
[SCHERING-PLOUGH CORPORATION LOGO]
SCHERING-PLOUGH CORPORATION
One Giralda Farms
Madison, NJ 07940

                           NOTICE OF ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD APRIL 23, 1996

Dear Shareholder:

     The Annual Meeting of Shareholders of Schering-Plough Corporation (the "Corporation") will be held at the offices of the Corporation, Galloping Hill Road, Kenilworth, New Jersey, on Tuesday, April 23, 1996, at 2:00 p.m. to:

     1. Elect four directors for terms of three years and two directors for terms of one year;

     2. Act upon the ratification of the designation of Deloitte &Touche LLP to audit the books and accounts of the Corporation for 1996; and

     3.  Transact such other business as may properly come before the meeting.

     Only holders of record of Common Shares at the close of business on March 1, 1996 will be entitled to vote at the meeting, or any adjournment or postponement thereof.

     To be sure that your vote is counted, we urge you to complete and sign the proxy card below, detach it from this letter, and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Corporation in reducing the expense of additional proxy solicitation.

     Admission to the meeting will be by ticket only. If you are a stockholder of record and plan to attend, please detach and bring this letter to the meeting as an admission ticket. If you are a stockholder whose shares are not registered in your own name and you plan to attend, please bring evidence of your stock ownership (which you can obtain from your bank, broker, etc.) to the meeting. Seating will be on a first-come, first-serve basis.

                                                William J. Silbey
                                                Secretary

March 22, 1996

                             DETACH PROXY CARD HERE
                             -                    -

/ /

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

1. Election of Directors

FOR all nominees
listed below                                                  /X/

WITHHOLD AUTHORITY to vote
for all nominees listed below.                                /X/

*EXCEPTIONS                                                   /X/


Nominees: Hans W. Becherer, Regina E. Herzlinger, Robert F.W. van Oordt, James Wood for 3-year terms; Carl E. Mundy, Jr., Patricia F. Russo for 1-year terms.

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box and write that nominee's name in the space provided below.)

*Exceptions_____________________________________________________________________

2. Ratification of Designation of Independent Auditors

   FOR     /X/       AGAINST     /X/        ABSTAIN     /X/

THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED.

Address change and/or
comments please mark here.                                    /X/


(Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. Names of all joint holders should be written even if signed by only one.)

Dated:____________________________________________________________________, 1996

________________________________________________________________________________
                                    SIGNATURE

________________________________________________________________________________
                                    SIGNATURE


                            VOTES MUST BE INDICATED
                           (X) IN BLACK OR BLUE INK.



PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.
--------------------------------------------------------------------------------

                           CAPITAL ACCUMULATION PLANS
                                       OF
                                 SCHERING-PLOUGH
                               VOTING INSTRUCTIONS

     Under the Capital Accumulation Plans of the Corporation (the "Plans"), you may direct the voting of the shares credited to your accounts under the Plans at the Corporation's Annual Meeting of Shareholders on April 23, 1996. The number of shares shown on the reverse side represents the total share holdings you have in the Plans in which you participate.

     Enclosed is a copy of the Notice of Annual Meeting and Proxy Statement describing the items to be presented at the meeting. If no direction is given, shares will be voted FOR items 1 and 2.

     UNLESS YOU SIGN AND RETURN THE CARD, YOUR SHARES CANNOT BE VOTED.

                             ----------------------

     To: Vanguard Fiduciary Trust Company as Trustee.

     In accordance with the provisions of the Plans, I hereby direct that, at the Annual Meeting of Shareholders of Schering-Plough Corporation on April 23, 1996, and at all adjournments or postponements thereof, the number of Common Shares of Schering-Plough Corporation credited to my accounts under the Plans and entitled to vote at said meeting shall be voted or caused to be voted as specified.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


                                                  SCHERING-PLOUGH CORPORATION
                                                  P.O. BOX 11213
                                                  NEW YORK, N.Y. 10203-0213

[SCHERING-PLOUGH LOGO]
SCHERING-PLOUGH CORPORATION
One Giralda Farms
Madison, NJ 07940

                        RE: PROXY VOTING INSTRUCTIONS TO
                        VANGUARD FIDUCIARY TRUST COMPANY

Dear Capital Accumulation Plan Participant:

     The Annual Meeting of Shareholders of Schering-Plough Corporation (the "Corporation") will be held at the offices of the Corporation, Galloping Hill Road, Kenilworth, New Jersey, on Tuesday, April 23, 1996, at 2:00 p.m. to:

     1. Elect four directors for terms of three years and two directors for terms of one year;

     2. Act upon the ratification of the designation of Deloitte & Touche LLP to audit the books and accounts of the Corporation for 1996; and

     3.  Transact such other business as may properly come before the meeting.

     To be sure that the shares credited to your Company Stock Account(s) are voted in accordance with your wishes, we urge you to complete and sign the voting instruction card below, detach it from this letter, and return it in the postage paid envelope enclosed in this package.

                                                    William J. Silbey
                                                    Secretary


March 22, 1996

                             DETACH PROXY CARD HERE

/   /

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1. Election of Directors

   FOR all nominees / /   WITHHOLD AUTHORITY to vote      / /    *EXCEPTIONS / /
   listed below           for all nominees listed below.

   Nominees: Hans W. Becherer, Regina E. Herzlinger, Robert F.W. van Oordt, James Wood for 3-year terms; Carl E. Mundy, Jr., Patricia F. Russo for 1-year terms. (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box and write that nominee's name in the space provided below.)

  *Exceptions
             -------------------------------------------------------------------

2. Ratification of Designation of Independent Auditors

   FOR  / /                         AGAINST  / /                   ABSTAIN / /

THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED.


                             Address change and/or
                             comments please mark here.  / /

                                     Dated:                               , 1996
                                           -------------------------------


                                     -------------------------------------------
                                                     SIGNATURE

                                             VOTES MUST BE INDICATED
                                             (X) IN BLACK OR BLUE INK.   / /


PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

--------------------------------------------------------------------------------

                                ADMISSION TICKET
                           SCHERING-PLOUGH CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                           APRIL 23, 1996 AT 2:00 P.M.
                               GALLOPING HILL ROAD
                             KENILWORTH, NEW JERSEY

-------------------------------------------------------------------------------

                      SCHERING-PLOUGH CORPORATION -- PROXY
                         SOLICITED BY BOARD OF DIRECTORS
                                       FOR
                ANNUAL MEETING OF SHAREHOLDERS -- APRIL 23, 1996

    The undersigned appoints HUGH A. D'ANDRADE, RICHARD J. KOGAN, AND ROBERT P. LUCIANO, or any one or more of them, attorneys and proxies with power of substitution to vote all of the Common Shares of SCHERING-PLOUGH CORPORATION standing in the name of the undersigned at the Annual Meeting of Shareholders on April 23, 1996, and at all adjournments or postponements thereof, upon the matters set forth in the Notice and Proxy Statement of said meeting, receipt of which is acknowledged.

    The shares represented by this proxy will be voted as directed by the Shareholder. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, YOU MAY SIGN ON THE REVERSE SIDE AND MAIL IN THE ENVELOPE PROVIDED. If no direction is given, shares will be voted FOR items 1 and 2. Specific choices may be made on the reverse side.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                             SCHERING-PLOUGH CORPORATION
                                             P.O. BOX 11371
                                             NEW YORK, N.Y. 10203-0371

--------------------------------------------------------------------------------